Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form 8-K
                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) August 6, 2003
                                                          --------------

                        CBL & Associates Properties, Inc.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)

      Delaware                     1-12494                  62-1545718
      --------                     -------                  ----------
      (State or other              (Commission              (IRS Employer
      Jurisdiction of              File Number)             Identification No.)
      incorporation)

 CBL Center, 2030 Hamilton Place Blvd., Suite 500, Chattanooga, Tennessee 37421
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 (Address of principal executive offices)                             (Zip Code)

       Registrant's Telephone Number, including area code: (423) 855-0001
                                                           --------------


         --------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5. Other Events.

     On June 10, 2003, CBL & Associates Properties, Inc. (the "Company") filed its Registration Statement on Form S-3, as amended (Registration No. 333-104882), pursuant to which the Company may from time to time offer (i) one or more series of its preferred stock, (ii) shares of its common stock (iii) depositary share with respect to the common stock and preferred stock and (iii) warrants to purchase its common stock with an aggregate public offering price of up to $500 million.

     On August 7, 2003, the Company filed with the Securities and Exchange Commission, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, the Company's Prospectus Supplement, dated August 6, 2003, and the accompanying Prospectus, dated June 10, 2003, relating to the public offering of up to an aggregate of 4,830,000 depositary shares (the "Depositary Shares") each representing 1/10th of a share of the Company's 7.75% Series C Cumulative Redeemable Preferred Stock, $.01 par value per share (liquidation preference of $25.00 per Depositary Share).

Item 7. Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Exhibits:

     The following exhibits are filed as part of this report:

     5    Opinion re Legality.

     8    Opinion re Tax Matters.

     23 Consent of Counsel (contained in the opinions filed as Exhibits 5 and 8 hereto).

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                    CBL & ASSOCIATES PROPERTIES, INC.



                                    By:   /s/ John N. Foy
                                          ------------------------------
                                          John N. Foy
                                          Vice Chairman, Chief Financial
                                          Officer and Treasurer


Dated: August 22, 2003

                                  Exhibit Index
                                  -------------


Exhibit No.    Description
-----------    -----------

5              Opinion re Legality.

8              Opinion re Tax Matters.

23 Consents of Counsel (contained in the opinions filed as Exhibits 5 and 8 hereto).